Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2006 relating to the financial statements and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Alexion Pharmaceuticals, Inc., which appears in Alexion Pharmaceuticals, Inc.’s 2005 Transition Report on Form 10-K/T.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
December 20, 2006